Exhibit 10.3
GRANT OF CONTRACTOR STOCK OPTION

Date:  August 11, 2011

Re:	Incentive Stock Option

The Board of Directors of Jammin Java, Corp. (the “Company”) or, as applicable, the Compensation Committee, which administers the 2011 Equity Participation Plan of Jammin Java Corp. (the “Plan”), hereby grants you, Shane Whittle (the “Grantee”), stock options (the “Option”), pursuant to the Plan, in consideration for your services rendered to the Company.  Certain capitalized terms used in this agreement (the “Agreement”) are defined herein. Certain capitalized terms used in this Agreement, which are not defined herein, have the meanings indicated for such terms in Article I of the Plan.

1.           Stock Option.  The Option entitle the Grantee, and such Grantee’s permitted transferee, as described in paragraph 3 below (each such person, a “Purchaser”), to purchase up to two million (2,000,000) shares of the Company’s Common Stock, $0.001 par value (the “Option Shares”), at an exercise price of  $0.40 per share, the Fair Market Value of the Company’s Common Stock at the close of business on the date prior to the grant (the “Option Price”), subject to the terms and conditions of this Agreement.

2.           Additional Terms. The Option is also subject to the following provisions:

(a)           Exercisability.  The Option may be exercised and Option Shares may be purchased at any time and from time to time after the execution of this Agreement, subject to the vesting limitations imposed by paragraph 2(b) of this Agreement. The Option Price for Option Shares shall be paid in full (i) in cash or by check by the Purchaser of such Option Shares to the Secretary of the Company for the shares with respect to which the Option, or portion thereof, is exercised; (ii) in whole or in part, through the delivery of shares of Common Stock owned by the Purchaser, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; (iii) in whole or in part, through the surrender of shares of Common Stock then issuable upon exercise of the Option having a Fair Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof; (iv) in whole or in part, through the delivery of a notice that the Purchaser has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price (a “cashless exercise”); or (v) through any combination of the consideration provided in the foregoing subparagraphs (i), (ii), (iii) and (iv).  Option Shares acquired by Purchaser under this Agreement are hereinafter referred to as the “Exercise Shares.”

(b)           Vesting/Exercisability. (i) Grantee may only exercise the Option to purchase Option Shares to the extent that such Option has vested and become exercisable with respect to such Option Shares.  Except as otherwise provided in Paragraph 2(b)(ii) below, the Option Shares will vest and become exercisable in three tranches, in accordance with the following schedule, subject to the terms of the Consulting Agreement by and between the Company and Grantee dated as of August 5, 2011 (the “Consulting Agreement”):

(i) 666,666 Shares may be purchased on or after August 5, 2012 and until August 5, 2022 (“Tranche 1”),

(ii) 666,666 Shares may be purchased on or after August 5, 2013 and until August 5, 2023 (“Tranche 2”), and

(iii) 666,667 Shares may be purchased on or after August 5, 2014 and until August 5, 2024 (“Tranche 3”).

Option Shares, which have become vested and exercisable, are referred to herein as “Vested Shares” and all other Option Shares are referred to herein as “Unvested Shares.”

(ii) Upon the occurrence of a Change in Control of the Company, each Option shall vest and all Unvested Shares shall become Vested Shares if, but only if, the Grantee is engaged by the Company or any of its subsidiaries on the date of such occurrence.

(c)           Procedure For Exercise.  Subject to the vesting limitation of Paragraph 2(b) above, Grantee may exercise all or any portion of the Option, so long as it is valid and outstanding, at any time and from time to time prior to its termination by delivering written notice to the Company as provided in the Plan and written acknowledgement substantially in the form of Exhibit “A” hereto that such Grantee has read, and has been afforded an opportunity to ask questions of the Company’s management regarding all financial and other information provided to Grantee concerning the Company, together with payment of the Option Price times the number of Option Shares purchased.

(d)           The Options are irrevocable.

3.           Transferability of the Option.

(a)           The Grantee shall not, except to members of Grantee’s immediate family (which includes Grantee’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships) and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor) sell, transfer, assign, pledge or otherwise dispose of (a “Transfer”) any interest in any Option with respect to any Unvested Shares. Any Option with respect to any Vested Shares of the Grantee shall not be Transferred other than to any immediate family member of the Grantee or as a result of the death of such Grantee, testate or intestate, and the restrictions herein shall apply to any Transfer by any such permitted transferee.

4.           Transferability of Exercise Shares.

(a)           No Purchaser shall Transfer any Exercise Shares or any interest therein except in accordance with the provisions of this Agreement.  Purchaser shall promptly notify the Company of any disposition of shares of common stock acquired upon the exercise of the Option within (i) two years from the date of grant (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code), or (ii) one year after the exercise of the Option.

(b)           No holder of any Exercise Shares may Transfer any such shares (except pursuant to an effective registration statement and/or re-offer prospectus or Rule 144, as applicable, under the Securities Act) without first delivering to the Company an opinion of counsel (reasonably acceptable in form and substance to the Company) that neither registration nor qualification under the Securities Act and applicable state securities law is required in connection with such Transfer.

5.           Conformity With Plan.  The Option is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan, which is incorporated herein by reference.  Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan, except as modified by Paragraph 2(b)(ii) of this Agreement.  By executing this Agreement, the Grantee acknowledges receipt of the Plan and agrees to be bound by all of the other terms of the Plan.

6.           Engagement.  Notwithstanding any contrary oral representation or promises made to the Grantee prior to or after the date hereof, the Grantee and the Company acknowledge that such Grantee’s engagement by the Company is and will continue to be subject to the willingness of each to continue such engagement and nothing set forth herein or otherwise confers any right or obligation on such Grantee to continue to provide services to the Company or shall affect in any way such Grantee’s right or the right of the Company to terminate such Grantee’s engagement at any time, for any reason, with or without cause, subject to any applicable consulting/independent contractor agreement between Grantee and the Company.

7.           Adjustment.  There shall be made appropriate and proportionate adjustments to the terms of the Option to reflect any stock dividend, stock split, combination or exchange of shares, merger, consolidation, other change in the capitalization of the Company which is similar, in its substantive effect upon the Plan or the Option, spin-off, spin-out or other distribution of assets to shareholders or any acquisition of the Company’s stock or assets similar in its substantive effect upon the Plan or Option. In the event of any adjustments described in the preceding sentence, any and all new, substituted, or additional securities or other property to which any Purchaser is entitled by reason of the Option shall be immediately subject to such Option and be included in the word “Option Shares” for all purposes of such Option with the same force and effect as the Option Shares presently subject to such Option. After each such event, the number of Option Shares and/or the Option Price shall be appropriately adjusted.

8.           Share Legend.  Unless the Exercise Shares are the subject of an effective registration statement and/or re-offer prospectus, as applicable, all certificates representing any Exercise Shares subject to the provisions of this Agreement shall have endorsed thereon the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED AS OF AUGUST 6, 2011, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND CERTAIN OTHER AGREEMENTS SET FORTH IN A GRANT OF STOCK OPTION BETWEEN THE COMPANY AND GRANTEE OF THE COMPANY DATED AUGUST 6, 2011. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.”

In addition, all certificates representing any Exercise Shares of affiliates of the Company (generally, directors, executive officers and holders of more than 10% of the outstanding shares of the Company) shall have endorsed thereon the following legend:

THE REGISTERED HOLDER OF THE SHARES REPRESENTED BY THE CERTIFICATE MAY BE AN AFFILIATE (AS SUCH TERM IS DEFINED BY RULE 144 (“RULE 144”) PROMULGATED UNDER THE SECURITIES ACT OF 1933 AS AMENDED (THE “SECURITIES ACT”)) OF THE COMPANY.  IF SUCH HOLDER IS AN AFFILIATE OF THE COMPANY, THESE SHARES MAY ONLY BE SOLD, TRANSFERRED OR ASSIGNED PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR IN ACCORDANCE WITH THE TERMS OF RULE 144 OR ANOTHER EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

9.           Investment Representations.  Upon the purchase of Option Shares hereunder, the Purchaser thereof shall execute and deliver to the Company a letter, substantially in the form attached hereto as Exhibit “A”, confirming such Purchaser’s investment representation.

10.           Further Actions. The Parties agree to execute such further instruments and to take such further actions as may reasonably be required to carry out the intent of this Agreement.

11.           Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

12.           Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, and all such counterparts taken together will constitute one and the same Agreement.  It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.  A copy of this Agreement signed by one party and faxed to another party, or scanned in .PDF format and delivered as an e-mail attachment, shall be deemed to have been executed and delivered by the signing party as though it were an original.  A photocopy of this Agreement shall be effective as an original for all purposes.

13.           Notices. Any notices, consent, approval or other communications given pursuant to the provision of this Agreement shall be in writing and shall be (a) mailed by certified mail or registered mail, return receipt requested, postage prepaid, or (b) delivered by a nationally recognized overnight courier, U.S. Post Office Express Mail, or similar overnight courier, and addressed as follow:

Grantor’s Address

Jammin Java Corp.
8200 Wilshire Blvd, Suite 200
Beverly Hills, CA 90210
Attention: CEO or Secretary of the Company

with a copy to Grantor’s counsel:

Gibbons P.C.
Attention:  Ghillaine Reid or Lawrence Cohen
One Pennsylvania Plaza, 37th Floor
New York, NY 10119-3701
Facsimile: 212.554-9640

Grantee’s Address

Shane G. Whittle
1917 W. 4th Avenue, Suite 386
Vancouver, B.C. V6J-1M7
Facsimile: 1-888-711-9873

The time of giving of any notice shall be the time of delivery by the applicable overnight courier or with respect to registered or certified mail, the time of receipt thereof by the addressee or any agent of the addressee, except that in the event the addressee or such agent of the addressee shall refuse to receive any notice given by registered mail or certified mail as above provided or there shall be no person available at the time of the delivery thereof to receive such notice, the time of the giving of such notice shall be the time of such refusal or the time of such delivery, as the case may be. Any party hereto may, giving five (5) days written notice to the other party hereto, designate any other address in substitution of the foregoing address to which notice shall be given.

14.           Successors And Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon Grantee’s heirs, executors, administrators, successors and permitted assigns.

15.           Governing Law. This Agreement and all documents contemplated hereby, and all remedies in connection therewith and all questions or transactions relating thereto, shall be construed in accordance with and governed by the laws of the state of California, and jurisdiction and venue shall properly lie in the courts of the state of California.

16.           Entire Agreement. This Agreement, the Plan, and the Consulting Agreement constitute the entire understanding between the Grantee and the Company with respect to the Option granted hereunder and supercedes any prior agreement with respect to such Options.

17.           Incorporation By Reference.  The terms of the Consulting Agreement are incorporated herein by reference, and in the case of any inconsistency between the terms of this Agreement and the terms of the Consulting Agreement, the terms of the Consulting Agreement shall govern.

Please sign as Grantee in the space provided below and return the Agreement to the Chairman, CEO or Secretary of the Company to confirm your understanding and acceptance of the agreements contained in this letter.

Very truly yours,

JAMMIN JAVA CORP.

By:	/s/ Anh Tran
Anh Tran, President

Dated:  August 11, 2011

THE UNDERSIGNED GRANTEE hereby acknowledges having read this Agreement and the other enclosures to this Agreement, and hereby agrees to be bound by all provisions set forth herein and in the Plan.

/s/ Shane Whittle
Shane Whittle

Exhibit A to Grant of Incentive Stock Option

Grantee Representations

The capitalized terms herein, unless otherwise defined, have the meaning imparted by the Grant of Contractor Stock Options.

Grantee has read, and has been afforded an opportunity to ask questions of the Company’s management regarding all financial and other information provided to Grantee concerning the Company.  Grantee acknowledges that he or she is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Option Shares. The Grantee represents and warrants to the Company that he or she is acquiring these Option Shares for investment for the Grantee's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

The Grantee further acknowledges that the Option Shares have not been registered under the Securities Act, are deemed to constitute "restricted securities" under Rule 701 and Rule 144 promulgated under the Securities Act and must be held indefinitely unless they are subsequently registered under the Securities Act and qualified under any applicable states securities laws or an exemption from such registration and qualification is available. The Grantee further acknowledges that the Company is under no obligation to register the Option Shares under the Securities Act, and that any registration under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) shall not change the nature of the "restricted securities."

The Grantee hereby confirms that the Grantee understands that at the present time Rule 144 may not be relied on for the resale or distribution of the Option Shares by the Grantee. The Grantee understands that the Company has no obligation to the Grantee to register the Option Shares with and has not represented to the Grantee that it will so register the Option Shares.

The Grantee further acknowledges that he or she is familiar with the provisions of Rule 701 and Rule 144, which Rules, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly from the issuer thereof, in a nonpublic offering subject to the satisfaction of certain conditions. The Grantee understands that if the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the  Exchange Act, the Grantee will not be able to resell the Option Shares under Rule 701 (i) until at least ninety (90) days after the Company became subject to such reporting requirements (or any longer stand-off period, as discussed below, may require) and (ii) unless such resale satisfies those provisions of Rule 144 that are specified in Rule 701(g)(3). Even if the Company is not subject to such reporting requirements, the Option Shares may be resold in certain limited circumstances subject to satisfaction of all of the applicable provisions of Rule 144. The Grantee further acknowledges that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required in order to resell the Option Shares. The Grantee understands that no assurances can be given that any such registration will be made or any such exemption will be available in such event.

The Grantee hereby confirms that the Grantee  understands that because the Option Shares have not been registered under the Securities Act, the Grantee must continue to bear the economic risk of the investment for an indefinite period of time and the Option Shares cannot be sold, except as permitted under the Plan and Grant, unless the Shares are subsequently registered or an exemption from registration is available.

The Grantee further acknowledges and understands that all certificates representing any of the Option Shares shall have endorsed thereon appropriate legends reflecting the foregoing limitations, as well as any legends reflecting any other restrictions pursuant to the Company's Articles of Incorporation, Bylaws, the Option, the Plan and/or applicable securities laws.

The Grantee further agrees that, if so requested by the Company or any representative of the underwriters (the “Managing Underwriter") in connection with any registration of the offering of any securities of the Company under the Securities Act, the Grantee shall not sell or otherwise transfer any Shares or other securities of the Company up to 180 days, or such other period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company (the "Market Standoff Period"), following the effective date of a registration statement of the Company filed under the Securities Act. Such restriction shall apply only to the first registration statement of the Company to become effective under the Securities Act that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act.

The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

The Grantee further acknowledge and agrees that the Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the representations, warranties, agreements or other provisions contained in this Representation Statement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

The Grantee hereby agrees to indemnify the Company and hold it harmless from and against any loss, claim or liability, including attorneys' fees or legal expenses, incurred by the Company as a result of any breach by the Grantee of, or any inaccuracy in, any representation, warranty or statement made by the Grantee in this Representation Statement or the breach by the Grantee of any terms or conditions of this Representation Statement.

Grantee acknowledges that determining the actual tax consequences to each particular Grantee of exercising the Option or disposing of the Option Shares may be complicated. These tax consequences will depend, in part, on Grantee's specific situation and may also depend on the resolution of currently uncertain tax law, and other variables not within the control of the Company. Grantee is aware that Grantee should consult a competent and independent tax advisor for a full understanding of the specific tax consequences to Grantee prior to exercising the Option or disposing of the Option Shares. Prior to exercising the Option, Grantee either has consulted with a competent tax advisor independent of the Company to obtain tax advice concerning the exercise of the Option in light of Grantee's specific situation or has had the opportunity to consult with such a tax advisor but chose not to do so.

Submitted by Grantee:

Shane Whittle
Printed Name

/s/ Shane Whittle
Signature

August 11, 2011
Date

By his or her signature below, the spouse of Grantee, if such Grantee is legally married as of the date of Grantee's execution of this Agreement, acknowledges that he or she has read this Representation Statement and the Plan and is familiar with the terms and provisions of this Representation Statement and the Plan, and agrees to be bound by all the terms  and conditions of this Representation Statement and the Plan.

_____________________________________
Printed Name

_____________________________________
Signature

August 11, 2011
Date

By his or her signature below, Grantee represents that he or she is not legally married as of the date of executing this Representation Statement.

Shane Whittle
Printed Name

/s/ Shane Whittle
Signature

August 11, 2011
Date